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                        P & L COAL HOLDINGS CORPORATION
                      RATIO OF EARNINGS TO FIXED CHARGES
                                (IN THOUSANDS)

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
                                         Pro Forma
                                          Fiscal        Fiscal      Six Months      Fiscal        Fiscal       Fiscal       Fiscal
                                        Year Ended    Year Ended       Ended      Year Ended    Year Ended   Year Ended   Year Ended
                                        March 1998    March 1998    March 1997    Sept. 1996    Sept. 1995   Sept. 1994   Sept. 1993
                                       ------------  ------------  ------------  ------------  -----------  -----------  -----------
Income (Loss) Before Income Taxes       $    12,588   $   250,529   $    85,985   $  (702,467)  $  192,739   $   86,943   $ (21,816)

Interest Expense                            207,745        33,635        24,700        62,526       58,355       63,404      62,425

Interest Portion of Rental Expense           18,910        18,910         8,002        17,069       14,981       13,637      14,729
                                        -----------   -----------   -----------   -----------   ----------   ----------   ---------

 Adjusted Earnings (Loss)               $   239,241   $   303,074   $   118,687   $  (622,872)  $  266,075   $  163,984   $  55,338
                                        ===========   ===========   ===========   ===========   ==========   ==========   =========

Interest Expense                        $   207,745   $    33,635   $    24,700   $    62,526   $   58,355   $   63,404   $  62,425

Interest Portion of Rental Expense           18,910        18,910         8,002        17,069       14,961       13,637      14,729
                                        -----------   -----------   -----------   -----------   ----------   ----------   ---------

 Adjusted fixed charges                 $   226,655   $    52,545   $    32,702   $    79,595   $   73,336   $   77,041   $  77,154
                                        ===========   ===========   ===========   ===========   ==========   ==========   =========

Ratio of Earnings to Fixed Charges             1.06          5.77          3.63           N/A         3.63         2.13         N/A
                                        ===========   ===========   ===========   ===========   ==========   ==========   =========
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